                                                                 EXHIBIT 10(ii)




                                   MAPCO INC.



                       1997 EMPLOYEE STOCK PURCHASE PLAN





                             Effective June 1, 1997







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                               TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----
1.    INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
      1.1     Statement of Purpose . . . . . . . . . . . . . . . . . . . . . . . .    1
      1.2     Internal Revenue Code Considerations . . . . . . . . . . . . . . . .    1

2.    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
      2.1     Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . .    1
      2.2     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
      2.3     Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
      2.4     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
      2.5     Continuous Service . . . . . . . . . . . . . . . . . . . . . . . . .    1
      2.6     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
      2.7     Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . .    2
              2.7.1    Employee  . . . . . . . . . . . . . . . . . . . . . . . . .    2
              2.7.2    Length of Service . . . . . . . . . . . . . . . . . . . . .    2
      2.8     Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
      2.9     Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
      2.10    Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
      2.12    Exercise Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
      2.13    Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
      2.14    Offering Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
      2.15    Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
      2.16    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
      2.17    Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
      2.18    Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . .    3
      2.19    Purchase Period  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
      2.20    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
      2.21    Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
      2.22    Stock Purchase Account . . . . . . . . . . . . . . . . . . . . . . .    3
      2.23    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

3.    ADMISSION TO PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . .    4
      3.1     Initial Participation  . . . . . . . . . . . . . . . . . . . . . . .    4
      3.2     Discontinuance of Participation  . . . . . . . . . . . . . . . . . .    4
      3.3     Involuntary Withdrawal; Termination of Eligible Employee Status  . .    4
      3.4     Readmission to Participation . . . . . . . . . . . . . . . . . . . .    4
      3.5     Restrictions on Participation  . . . . . . . . . . . . . . . . . . .    4

4.    STOCK PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
      4.1     Maximum Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
      4.2     Shares Available for Purchase  . . . . . . . . . . . . . . . . . . .    5





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
      4.3     Purchase Price of Shares . . . . . . . . . . . . . . . . . . . . . .    6
      4.4     Exercise of Purchase Privilege . . . . . . . . . . . . . . . . . . .    6
      4.5     Establishment of Stock Purchase Account  . . . . . . . . . . . . . .    6
              4.5.1    Payroll Deductions  . . . . . . . . . . . . . . . . . . . .    6
              4.5.2    Additional Contribution . . . . . . . . . . . . . . . . . .    7
      4.6     Payment for Stock  . . . . . . . . . . . . . . . . . . . . . . . . .    7
      4.7     Share Ownership; Issuance of Stock; Dividend reinvestment  . . . . .    7
              4.7.1    Rights as Stockholder . . . . . . . . . . . . . . . . . . .    7
              4.7.2    Issuance of Shares  . . . . . . . . . . . . . . . . . . . .    7
              4.7.3    Dividend Reinvestment . . . . . . . . . . . . . . . . . . .    8

5.    SPECIAL ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
      5.1     Shares Unavailable . . . . . . . . . . . . . . . . . . . . . . . . .    8
      5.2     Adjustment Upon Change of Status . . . . . . . . . . . . . . . . . .    8
      5.3     Effect of Certain Transactions . . . . . . . . . . . . . . . . . . .    8

6.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
      6.1     Nonalienation  . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
      6.2     Administrative Costs . . . . . . . . . . . . . . . . . . . . . . . .    9
      6.3     Employee Stock Purchase Plan Administration  . . . . . . . . . . . .    9
      6.4     Amendments to the Plan . . . . . . . . . . . . . . . . . . . . . . .    9
      6.5     Expiration and Termination of the Plan . . . . . . . . . . . . . . .   10
      6.6     Repurchase of Stock  . . . . . . . . . . . . . . . . . . . . . . . .   10
      6.7     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
      6.8     Government Regulation  . . . . . . . . . . . . . . . . . . . . . . .   10
      6.9     Headings, Captions, Gender . . . . . . . . . . . . . . . . . . . . .   10
      6.10    Severability of Provisions; Prevailing Law . . . . . . . . . . . . .   10
      6.11    Implementation of the Plan . . . . . . . . . . . . . . . . . . . . .   11
      6.12    Investment Representations . . . . . . . . . . . . . . . . . . . . .   11
      6.13    Additional Incentive Arrangements  . . . . . . . . . . . . . . . . .   11
      6.14    No Right of Employment . . . . . . . . . . . . . . . . . . . . . . .   11
      6.15    Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
      6.16    Indemnification of Committee . . . . . . . . . . . . . . . . . . . .   11





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                                   MAPCO INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE 1.

                                  INTRODUCTION

1.1 STATEMENT OF PURPOSE. The purpose of the MAPCO Inc. 1997 Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries, who wish to become stockholders, an opportunity to purchase Stock of the Company. The Board of Directors of the Company believes that employee participation in ownership will be to the mutual benefit of the employees and to the Company and its Subsidiaries.

1.2 INTERNAL REVENUE CODE CONSIDERATIONS. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of
         Section 423 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 2.

                                  DEFINITIONS

2.1 BOARD OF DIRECTORS. The term "Board of Directors" means the Board of Directors of the Company.

2.2 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended to the Effective Date hereof, as the same may thereafter be amended, and any successor statute of similar nature. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

2.3 COMMITTEE. The term "Committee" means the Compensation Committee of the Board of Directors which shall administer the Plan.

2.4 COMPANY. The term "Company" means MAPCO Inc., a Delaware corporation, or any successor thereto.

2.5 CONTINUOUS SERVICE. The term "Continuous Service" means the period of time immediately preceding the Offering Date during which the Employee has been employed by the Employer or a predecessor business acquired by the Employer or a predecessor company merged or consolidated with or into the Employer and during which there has been no interruption of Employee's employment by the Employer or such predecessor employer. For this purpose, periods of Excused Absence shall not be considered to be interruptions of Continuous Service.





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2.6      EFFECTIVE DATE. The term "Effective Date" means July 1, 1997, if within twelve (12) months of that date, the Plan is, or has been, approved at a meeting of the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding shares of Stock of the Company present, by person or by proxy, and entitled to vote on the approval of the Plan.

2.7 ELIGIBLE EMPLOYEE. The term "Eligible Employee" means each person who, on an Offering Date, meets all of the following requirements:

         2.7.1   Employee. The person is an Employee of the Employer; and

         2.7.2 Length of Service. The person has completed at least six (6) months of Continuous Service.

2.8 EMPLOYEE. The term "Employee" means each person customarily employed by the Company on the Offering Date, except for those whose customary employment is for either (a) not more than twenty (20) hours per week, or (b) not more than five (5) months during any calendar year.

2.9 EMPLOYER. The term "Employer" means the Company and each Subsidiary of the Company that adopts the Plan.

2.10 EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

2.11 EXCUSED ABSENCE. The term "Excused Absence" means absence pursuant to a leave of absence granted by an Employer, such as absence due to disability or illness, absence by reason of a layoff, or absence by reason of active duty in the armed forces of the United States. In no event may an Excused Absence exceed ninety (90) days in length (or, if longer and if applicable, the period that the individual's reemployment with an Employer is guaranteed either by statute or contract, including but not limited to military leave).

2.12 EXERCISE DATE. The term "Exercise Date" means the last day of each Purchase Period.

2.13 OFFERING. The term "Offering" means the offering made by the Company in accordance with the terms and conditions of the Plan permitting Eligible Employees to purchase Stock from the Company under the Plan. The Committee shall have the power to change the duration and/or the frequency of Offerings with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering to be affected. Eligible Employees may not participate in more than one Offering at a time.





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2.14     OFFERING DATE. The term "Offering Date" means the first day of
         September 1997 (or such earlier date selected by the Committee) and the first day of each January and July thereafter during which the Plan is in effect (unless the Committee selects other dates pursuant to Section 6.4).

2.15 PARTICIPANT. The term "Participant" means each Eligible Employee who, pursuant to Article 3 hereof, elects to participate in the Plan, and has not withdrawn or been terminated from participation under the Plan.

2.16 PLAN. The term "Plan" means this MAPCO Inc. 1997 Employee Stock Purchase Plan, as the same may be amended, modified or supplemented from time to time.

2.17     PLAN YEAR. The term "Plan Year" means the calendar year.

2.18 PURCHASE AGREEMENT. The term "Purchase Agreement" means the document prescribed by the Committee from time to time pursuant to which an Eligible Employee has enrolled to be a Participant.

2.19 PURCHASE PERIOD. The term "Purchase Period" means the period beginning on an Offering Date and ending on the last day of the sixth (6th) month following the Offering Date (unless the Committee selects other dates pursuant to Section 6.4).

2.20 PURCHASE PRICE. The term "Purchase Price" means such term as it is defined in Section 4.3 hereof.

2.21 STOCK. The term "Stock" means the common stock, par value $1.00 per share, of MAPCO Inc.

2.22 STOCK PURCHASE ACCOUNT. The term "Stock Purchase Account" means a noninterest bearing account consisting of all amounts withheld from an Employee's compensation (or otherwise paid into the Plan) for the purpose of purchasing shares of Stock for such Employee under the Plan, increased by any amounts contributed by such Employee pursuant to Section 4.5.2 hereof, and reduced by all amounts applied to the purchase of Stock for such Employee under the Plan, provided, such account may be monitored as an accounting entry on the books and records of the Company, and no actual physical segregation of amounts credited to such account, from the assets of the Company, shall be required.

2.23 SUBSIDIARIES. The term "Subsidiaries" means any corporation more than fifty percent (50%) of whose outstanding voting securities are owned by the Company or by one or more of the Company's other Subsidiaries, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.





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                                   ARTICLE 3.

                           ADMISSION TO PARTICIPATION

3.1 INITIAL PARTICIPATION. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Company on or before the fifteenth (15th) of the month preceding the next Offering Date a Purchase Agreement prepared in such form as the Committee shall approve from time to time. The effective date of an Eligible Employee's participation shall be the Offering Date next following the date on which the Company receives from the Eligible Employee a properly executed and timely filed Purchase Agreement.

3.2 DISCONTINUANCE OF PARTICIPATION. Any Participant may voluntarily withdraw from the Plan by filing a Notice of Withdrawal with the Company prior to the first (1st) business day of the last month in a Purchase Period. Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to the Participant's credit in the Participant's Stock Purchase Account.

3.3 INVOLUNTARY WITHDRAWAL; TERMINATION OF ELIGIBLE EMPLOYEE STATUS. If a Participant's Continuous Service terminates for any reason, or if a Participant ceases to be an Eligible Employee, the entire amount standing to the Participant's credit in the Participant's Stock Purchase Account on the effective date of such occurrence shall be paid to the Participant.

3.4 READMISSION TO PARTICIPATION. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by interruption of Continuous Service or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Company, not later than the fifteenth
         (15th) of the month preceding the Offering Date of any succeeding Purchase Period, a new Purchase Agreement on forms prepared in such form as the Committee shall approve from time to time. Reinstatement to Participant status shall be effective as of the Offering Date next following the date on which the Company receives from the Eligible Employee the properly executed and timely filed Purchase Agreement. Notwithstanding the foregoing terms of this Section 3.4, any executive officer of the Company (as determined under Section 16 of the Exchange
         Act) who has discontinued participation in the Plan may not again become a Participant in the Plan for at least six (6) months from the date such officer discontinued participation in the Plan.

3.5 RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

                          (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any





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                 of the Subsidiaries (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

                          (b) which permits the rights of a Participant to purchase stock under all Code Section 423 employee stock purchase plans of the Company and the Subsidiaries to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.


                                   ARTICLE 4.

                                 STOCK PURCHASE

4.1 MAXIMUM SHARES. The maximum number of shares of the Company's Stock which shall be made available for sale under the Plan shall be one and one-half million (1,500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Sections 5.2 and 5.3.

4.2      SHARES AVAILABLE FOR PURCHASE. Subject to the limits set forth in this
         Section 4.2 and in Section 3.5 (which prohibits the stock purchase rights of a Participant from accruing at a rate in excess of $25,000 per calendar year), each Participant shall have the right to purchase on each Offering Date the number of shares of Stock determined by dividing twenty-five thousand dollars ($25.000) by the fair market value of the Company's Stock on such Offering Date. Such fair market value shall be based on the closing price on the New York Stock Exchange of the Stock on such Offering Date (or the nearest prior business day on which trading occurred). If the Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee. The maximum number of shares of Stock that may be purchased for each Participant on an Exercise Date is the lesser of (a) the number of shares of Stock that can be purchased by applying the full balance of the Participant's Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined), or (b) the Participant's proportionate part of the aggregate number of such shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in Section 4.1 hereof. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering hereunder would be deemed for the purposes of Section 423(b)(3) of the Code to own Stock (including any number of shares that such person would be entitled to purchase hereunder) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the





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         number of shares of Stock that such person is so deemed to own
         (excluding any number of shares that such person would be entitled to purchase hereunder) is one less than such five percent (5%). Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the limitations set forth in this Section 4.2 shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock on the next Offering Date (unless withdrawn by the Participant before that Offering Date).

4.3 PURCHASE PRICE OF SHARES. The Purchase Price per share of the Stock sold to Participants pursuant to any Offering under this Plan shall be the lesser of: (a) eighty-five percent (85%) of the closing price on the New York Stock Exchange of each such share on the Offering Date for such Offering (or the nearest prior business day on which trading occurred); or (b) eighty-five percent (85%) of the closing price on the New York Stock Exchange of each such share on the Exercise Date for such Offering (or the nearest prior business day on which trading occurred). If the Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee. In addition, the Participant shall be required to pay transfer, excise and similar taxes, if any, imposed on the transaction pursuant to which such share of Stock is purchased. If the Exercise Date with respect to the purchase of Stock is a day on which the stock is selling ex-dividend on or before the record date of such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share. In no event shall the Purchase Price per share be less than the par value per share of the Stock.

4.4      EXERCISE OF PURCHASE PRIVILEGE. Subject to the provisions of Section
         4.2 and Section 3.5, if on the date of the last paycheck of a Participant issued prior to any Exercise Date of any Offering there is a credit balance in the Participant's Stock Purchase Account, there shall be purchased from the Company's authorized and unissued or treasury shares of Stock for the Participant at the Purchase Price for the Purchase Period that expires on such Exercise Date the largest number of whole and fractional shares of Stock as can be purchased with the entire amount in the Participant's Stock Purchase Account on such paycheck issue date. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering for which the purchase was made.

4.5      ESTABLISHMENT OF STOCK PURCHASE ACCOUNT.

         4.5.1 Payroll Deductions. In the Purchase Agreement, each Participant shall authorize payroll deductions and each Participant shall be permitted to make one (1) lump sum payment pursuant to Section 4.5.2 hereof for the purposes of funding the Participant's Stock Purchase Account (effective for payroll periods beginning on or after September 1, 1997 (or such earlier date selected by the Committee)). The number of shares of Stock that may be purchased from a Participant's Stock





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                 Purchase Account shall be subject to the limitations of
                 Section 4.2. Subject to the provisions of Section 3.2, a Participant may not change the Participant's payroll deduction rate during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Offering by filing notice thereof on or before the fifteenth (15th) of the month preceding the Offering Date on which such subsequent Offering commences.

         4.5.2 Additional Contribution. The Purchase Agreement shall permit each Participant, who has agreed to payroll deductions, to make one lump sum payment per Purchase Period for the purpose of funding their respective Stock Purchase Accounts, subject to the following rules:

                 4.5.2.1 All such additional contributions shall be made with respect to any Offering no later than the first business day of the last month in the Purchase Period;

                 4.5.2.2 Only one such additional contribution shall be accepted from any Participant in any Purchase Period; and

                 4.5.2.3 Such additional contributions shall be in the amount of twenty-five dollars ($25.00), or any multiple thereof, to a maximum of five thousand dollars ($5,000), but in no event in excess of the limits of
                          Section 3.5.

4.6 PAYMENT FOR STOCK. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's Stock Purchase Account. As of each Exercise Date, the entire amount standing to the credit of each Participant in the Participant's Stock Purchase Account on the date of the last paycheck issued to the Participant prior to such Exercise Date in the Purchase Period that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant on the Exercise Date. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

4.7      SHARE OWNERSHIP; ISSUANCE OF STOCK; DIVIDEND REINVESTMENT.

         4.7.1 Rights as Stockholder. The shares of Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold to the Participant on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares.

         4.7.2 Issuance, Delivery and Sale of Shares. The shares of Stock purchased by a Participant pursuant to Sections 4.4 and 4.7.3 shall be issued by the Company by





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                 using book entry systems that reflect the issuance of such shares. A Participant shall have the right, upon written request, to have the number of whole shares purchased by such Participant issued in the form of a certificate and any fractional shares paid in cash. In addition, within sixty (60) days after the earlier of the termination of a Participant's employment or termination of the Plan, a Participant may instruct the Committee (or its designee) to cause the shares of Stock held on behalf of such Participant either: (i) to be sold and a check issued to the Participant in the amount of the proceeds from the sale less any applicable expenses incurred in selling the Stock; or (ii) to be issued in the form of a certificate with any fractional shares paid in cash. If the Participant fails to provide any instructions within sixty (60) days after the termination of the Plan, the shares of Stock held on behalf of such Participant shall be issued in the form of a certificate with any fractional shares paid in cash.

         4.7.3 Dividend Reinvestment. Dividends on all shares issued pursuant to the Plan shall be applied to purchase shares of Stock in the open market at the then current market price. To the extent the dividend is not sufficient to purchase an additional whole share, the Participant will be credited with a fractional share. Within a reasonable period after the earlier of the termination of a Participant's employment or the termination of the Plan, a dividend reinvestment shall cease.


                                   ARTICLE 5.

                              SPECIAL ADJUSTMENTS

5.1 SHARES UNAVAILABLE. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur: (i) the number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess; (ii) the Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares of Stock is exhausted, and (iii) any amount remaining in the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

5.2 ADJUSTMENT UPON CHANGE OF STATUS. Subject to any required action by the shareholders of the Company, the number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of outstanding shares of Stock effected without receipt of consideration by the Company. To the extent that the foregoing adjustments relate to the shares of the Company issued under





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         the Plan, such adjustments shall be made by the Committee. Except as hereinbefore expressly provided in this Section 5.2, the terms of the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

5.3 EFFECT OF CERTAIN TRANSACTIONS. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, or if the Company shall be merged for the purpose of changing the jurisdiction of its incorporation, any Offering hereunder shall pertain and apply to the shares of stock of the Company or the survivor. In the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving or resulting corporation, the Plan shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation; however, the Purchase Period for the Offering in effect shall be shortened to a date prior to such effective date, as selected by the Committee, to permit the purchase of Stock with amounts held in the Stock Purchase Accounts.


                                   ARTICLE 6.

                                 MISCELLANEOUS

6.1 NONALIENATION. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant, other than by will or the laws of descent and distribution. There shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the Exercise Date occurring at the close of the period in which the Participant's death occurs, including shares of Stock purchased as of that date, or prior thereto, with monies deposited by the Participant and/or withheld from the Participant's Compensation.

6.2 ADMINISTRATIVE COSTS. The Company shall pay all administrative expenses associated with the operation of the Plan. No administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

6.3 EMPLOYEE STOCK PURCHASE PLAN ADMINISTRATION. The Committee shall administer the Employee Stock Purchase Plan and shall make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding





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         authorizations, withdrawal documents, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

6.4 AMENDMENTS TO THE PLAN. The Board of Directors may amend or modify, from time to time, any of the provisions of the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the shareholders of the outstanding shares of Common Stock if (i) such amendment materially increases the benefits accruing to Participants under the Plan; (ii) such amendment materially increases the number of securities which may be issued under the Plan; (iii) such amendment materially modifies the requirements as to eligibility for participation in the Plan; or, (iv) the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation. Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the number of Offerings, the Offering Dates, the Offering Periods and the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

6.5 EXPIRATION AND TERMINATION OF THE PLAN. The Plan shall continue in effect until all shares of Stock reserved for issuance under the Plan have been purchased, unless terminated prior thereto pursuant to the provisions of the Plan or pursuant to action by the Board of Directors, which shall have the right to terminate or suspend the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration, suspension or termination of the Plan, the balance, if any, then standing to the credit of each Participant in the Participant's Stock Purchase Account shall be refunded to the Participant.

6.6 REPURCHASE OF STOCK. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

6.7 NOTICE. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective when received by





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         the Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to MAPCO Inc., 1717 South Boulder, Tulsa, OK 74119, Regarding: Employee Stock Purchase Plan. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

6.8 GOVERNMENT REGULATION. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

6.9 HEADINGS, CAPTIONS, GENDER. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

6.10 SEVERABILITY OF PROVISIONS; PREVAILING LAW. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, federal law.

6.11 IMPLEMENTATION OF THE PLAN. The Board of Directors may implement the Plan at any time within twelve (12) months of the date of approval of the Plan at a meeting of stockholders by the affirmative vote of the holders of shares of Stock of the Company present, by person or by proxy, and entitled to vote on the approval of the Plan.

6.12 INVESTMENT REPRESENTATIONS. The Board of Directors may require each person acquiring shares of Common Stock pursuant to an award under the Plan to represent to and agree with the Company in writing that the holder is acquiring the shares for investment without a view to distribution thereof.

6.13 ADDITIONAL INCENTIVE ARRANGEMENTS. Nothing contained in the Plan shall prevent the Board of Directors from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

6.14 NO RIGHT OF EMPLOYMENT. Nothing contained in the Plan or in any Offering hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.





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6.15     CONFLICTS. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

6.16 INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.





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